Exhibit 99.2

NEWS RELEASE Company Contact: Gastar Exploration, Inc. Michael Gerlich, Vice President and CFO 713-739-1800 / mgerlich@gastar.com Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com
FOR IMMEDIATE RELEASE	Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Ltd. Changes Incorporation to Delaware and

Changes Name to Gastar Exploration, Inc.

HOUSTON, November 14, 2013 – Gastar Exploration Ltd. (“Gastar”) (NYSE MKT: GST) announced today that, effective immediately, its jurisdiction of incorporation changed from Alberta, Canada to the State of Delaware. In connection with the change in jurisdiction, the company changed its name to Gastar Exploration, Inc.

In connection with the move to Delaware, Gastar has filed a new certificate of incorporation. Each common share of Gastar Exploration Ltd. is automatically converted into one share of common stock of Gastar Exploration, Inc. Shares of Gastar’s common stock will continue to trade on the NYSE MKT under the same ticker symbol without change, except that each share of common stock of Gastar Exploration, Inc. will be assigned a par value of $0.001 per share. It will not be necessary for stockholders to exchange their existing stock certificates for stock certificates of the Delaware corporation. The move to Delaware by Gastar will not affect the trading of the two outstanding classes of preferred stock issued by Gastar’s subsidiary, Gastar Exploration USA, Inc. (“Gastar USA”).

The change in jurisdiction of incorporation was effected pursuant to a plan of arrangement approved by the shareholders of Gastar at the Annual General and Special Meeting of Shareholders held on August 1, 2013, as amended to provide for the change in par value per share of common stock of Gastar Exploration, Inc. from no par value to $0.001 per share (as amended, the “Plan of Arrangement”). You may access a copy of the Plan of Arrangement free of charge by visiting Gastar’s profile page on the website maintained by the Canadian Securities Administrators at www.sedar.com. The change in jurisdiction will not result in any change in Gastar’s business or assets, liabilities or management, and will not impair any creditor’s rights. The change in jurisdiction of incorporation itself is not a corporate reorganization, amalgamation or merger.

J. Russell Porter, Gastar’s President and CEO, commented “We are pleased to have completed the migration because all of our operations and assets are in the United States. This move will ultimately simplify Gastar’s reporting, taxes and corporate structure. We will now be able to operate as a Delaware corporation with all of the associated entitlements. We expect in the near future to ask our stockholders to approve a proposal to merge Gastar with its primary operating subsidiary, Gastar USA, to further simplify our structure.”

About Gastar Exploration

Gastar Exploration, Inc. is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus Shale in West Virginia and is also in the early stages of exploring and developing the Hunton Limestone horizontal oil play in Oklahoma. For more information, visit Gastar’s website at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to the WEHLU Acquisition; risks relating to our purchase of assets from Chesapeake Energy, including the risk of being exposed to unknown contingencies or liabilities that could cause Gastar to not realize the expected benefits of the transaction and the risk that we may be required to fund the transaction by borrowing under our revolving credit facility; risks relating to the divestiture of our East Texas assets, including the risk that the transaction will not be completed or will be completed under different terms; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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